UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANTTO SECTION 13 OR 15(d) OF THESECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):       March 21, 2013

Solitron Devices, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-04978	22-1684144
(Commission File Number)	(IRS Employer Identification No.)

3301 Electronics Way, West Palm Beach, Florida	33407
(Address of Principal Executive Offices)	(Zip Code)

(561) 848-4311

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

As previously disclosed in the Form 10-Q for the quarter ended on August 31, 2012 and filed by the Company on October 15, 2012, the Board of Directors of the Company approved a resolution to hold annual meetings of the Company’s stockholders approximately six weeks following the filing of the Company’s Annual Report on Form 10-K each year.  Subsequent to this determination by the Board and the disclosure of this determination, a stockholder of the Company filed a lawsuit with the Court of Chancery of the State of Delaware (the “Delaware Chancery Court”) to compel the holding of an annual meeting of stockholders under Section 211 of the General Corporation Law of the State of Delaware at an earlier date than contemplated by the Company.  A hearing was held in this matter on March 15, 2013, and during the hearing, the Delaware Chancery Court ruled that it would order the Company to hold an annual meeting of stockholders on June 18, 2013, which was the date the Company had informed both the stockholder and the Delaware Chancery Court was an appropriate date to hold an annual meeting of stockholders.  Subsequent to the hearing, on March 20, 2013, the Board of Directors of the Company approved June 18, 2013 as the date when the 2013 annual meeting of stockholders (the "Annual Meeting") will be held and established May 6, 2013 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting.  On March 21, 2013, the Delaware Chancery Court filed its final order and judgment with respect to its determination that the Company hold the Annual Meeting on June 18, 2013.  The Annual Meeting will be held on Tuesday, June 18, 2013, at 9:00 a.m., Eastern Daylight Savings Time, at the offices of Akerman Senterfitt, One Southeast Third Avenue, Suite 2500, Miami, FL 33131.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 28, 2013	SOLITRON DEVICES, INC. /s/ Shevach Saraf Chairman, Chief Executive Officer, President, Chief Financial Officer & Treasurer